UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2006
Jo-Ann Stores, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (330) 656-2600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 19, 2006, Jo-Ann Stores Supply Chain Management, Inc. (the “Company”), a wholly owned subsidiary of Jo-Ann Stores, Inc. (“Jo-Ann Stores”), completed a sale-leaseback transaction with respect to its distribution center located in Visalia, California (the “Facility”). The Company sold the Facility to GE Commercial Finance Business Property Corporation (the “Purchaser”) for approximately $24.7 million, net of expenses borne by the Company in connection with the sale. The Company will lease the Facility from BPVisalia LLC , an affiliate of the Purchaser (the “Landlord”), pursuant to a Lease Agreement, dated as of October 19, 2006 (the “Lease”). The Lease will be treated as an operating lease for financial accounting purposes. As a result, neither the assets nor the obligations of the Company to make lease payments will be recorded in the consolidated balance sheet of Jo-Ann Stores, therefore making this transaction an off-balance sheet arrangement.
The Lease has an initial term of twenty years. The Lease will be automatically renewed for eight consecutive five-year renewal terms unless the Company provides notice of non-renewal prior to the commencement of any renewal term.
Rent payments under the Lease will be payable monthly in advance. During the first five years of the term of the Lease, annual rent payments will total $1,775,000. Thereafter, the annual rent payments will increase by 6% for each subsequent five-year period (whether during the initial term or with respect to a renewal term), subject to either parties’ right to have the annual rent payments adjusted to a fair market rent, based on one or more appraisals, as necessary, in year 41. Total scheduled rent payments during the initial term of the Lease will be approximately $38.8 million. The obligations of the Company under the Lease will be guaranteed by Jo-Ann Stores.
The Lease is subject to customary default provisions, including payment defaults under the Lease, failure to maintain insurance required under the Lease, failure to comply with the other terms of the Lease (subject to notice thereof and the an opportunity to cure such failures), certain events of bankruptcy, insolvency or reorganization of the Company or Jo-Ann Stores, the failure of Jo-Ann Stores to perform its obligations as guarantor, or any transfer of the Lease or the leasehold estate created thereby other than in accordance with the terms of the Lease.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit No. 10.1 – Lease Agreement, dated as of October 19, 2006, between BPVisalia LLC, as Landlord, and Jo-Ann Stores Supply Chain Management, Inc., as Tenant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JO-ANN STORES, INC.
(Registrant)

Date: October 25, 2006	/s/ James Kerr

Name: James Kerr
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No	Description
10.1	Lease Agreement, dated as of October 19, 2006, between BPVisalia LLC, as Landlord, and Jo-Ann Stores Supply Chain Management, Inc., as Tenant.